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EXHIBIT 99.1




              COOPERATIVE BANKSHARES REPORTS THIRD QUARTER EARNINGS

For Immediate Release: October 27, 2004

         WILMINGTON, NC--Cooperative Bankshares, Inc. (NASDAQ: "COOP") reported net income for the quarter ended September 30, 2004, of $1,286,429 or $0.44 per diluted share. Net income for the quarter ended September 30, 2003, was $1,430,407 or $0.49 per diluted share. The reduction in net income was mainly due to the expenses associated with two additional branches and lower income from reduced mortgage banking activities. There was also an additional $45,000 added to the provision for loan losses due to growth in the loan portfolio.

         Net income for the nine months ended September 30, 2004, was $3,328,482 or $1.14 per diluted share. Net income for the nine months ended September 30, 2003, was $4,241,296 or $1.47 per diluted share.

         Total assets at September 30, 2004, were $544.7 million and stockholders' equity was $45.8 million or $16.01 per share and represented 8.41% of assets.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through offices in Wilmington, North Carolina, North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

For Additional Information:
SEC Form 8-K has been filed which contains additional information.
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Contacts:
Frederick Willetts, III, President
Todd L. Sammons, CPA, Senior Vice President/CFO
Linda B. Garland, Vice President/Secretary


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


            COOPERATIVE BANKSHARES, INC.
                   201 MARKET ST.                                           UNAUDITED SELECTED FINANCIAL DATA
                WILMINGTON, NC 28401                                               NASDAQ SYMBOL: COOP

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BALANCES AS OF:                                       09/30/04         06/30/04         03/31/04        12/31/03         09/30/03
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                            $  544,695,572    $ 527,876,163    $ 518,881,798    $ 502,436,889   $ 496,497,455
STOCKHOLDERS'  EQUITY                                 45,802,131       44,391,367       44,226,942       43,143,398      42,236,592
DEPOSITS                                             399,462,616      380,595,343      376,450,494      367,202,433     363,077,536
BOOK VALUE (2,860,764 SHARES AS OF 9/30/04)                16.01            15.52            15.46            15.14           14.82

NON-PERFORMING ASSETS:
  ACCRUING LOANS  90  DAYS PAST DUE                      490,364          512,123          215,066          146,686         433,305
  NON-ACCRUAL LOANS                                           --               --            4,947          120,372         125,761
  FORECLOSED REO                                              --          172,070               --               --         519,320
                                                  ----------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                   $      490,364    $     684,193    $     220,013    $     267,058   $   1,078,386
                                                  ==================================================================================

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FOR THE QUARTER ENDED:                                  09/30/04         06/30/04         03/31/04        12/31/03         09/30/03
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NET INTEREST MARGIN                                         3.70%            3.69%            3.68%            3.76%           3.55%
  (NET INTEREST INCOME/
    AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                111.70%          111.30%          110.50%          109.30%         109.60%

STOCKHOLDERS' EQUITY/ASSETS                                 8.41%            8.41%            8.52%            8.59%           8.51%
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NET INCOME                                        $    1,286,429    $   1,123,583    $     918,470    $   1,162,930   $   1,430,407
                                                  ==================================================================================
NET INCOME  PER DILUTED SHARE                     $         0.44    $        0.39    $        0.32    $        0.40   $        0.49
                                                  ==================================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                     2,907,011        2,909,148        2,913,184        2,908,354       2,901,844
                                                  ==================================================================================

ALLOWANCE FOR LOAN LOSSES
    PROVISION                                     $      225,000    $     300,000    $     220,000    $     180,000   $     180,000
    CHARGE OFFS                                           12,388           39,877           28,396           20,260           7,517
    RECOVERIES                                            24,720           19,551              355            3,299             782
                                                  ----------------------------------------------------------------------------------
    BALANCE                                       $    4,155,967    $   3,918,635    $   3,638,961    $   3,447,002   $   3,283,963
                                                  ==================================================================================
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Note: Earnings per share are computed based on the weighted average number of dilutive shares outstanding, after giving retroactive effect for any stock dividends and splits.